                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 ---------------



                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



Date of Report        April 23, 1998

                          WESTERN WIRELESS CORPORATION
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               (Exact Name of Registrant as Specified in Charter)

                                   Washington
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                 (State or Other Jurisdiction of Incorporation)

               000-28160                         91-1638901
       ------------------------             ---------------------------------
       (Commission File Number)             (IRS Employer Identification No.)


2001 NW Sammamish Road
Issaquah, WA                                             98027
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(Address of Principal Executive Offices)                (Zip Code)

Registrant's telephone number, including area code  (425) 313-5200
                                                    --------------


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          (Former Name or Former Address, if Changed Since Last Report)



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ITEM 5. OTHER EVENTS

     On April 23, 1998, Western Wireless Corporation issued the following press release:

FOR IMMEDIATE RELEASE
FOR FURTHER INFORMATION CONTACT:
Investment Community:                              Media:
Ken Prussing                                       John Snyder
Western Wireless Corporation                       Kaufer Miller Communications
(425) 313-7803                                     (425) 450-9965
ken.prussing@wwireless.com                         JohnS@kmrc.com
                                                   www.kmrc.inter.net

               WESTERN WIRELESS REPORTS FIRST QUARTER 1998 RESULTS POSITIVE CONSOLIDATED EBITDA OF $5.3 MILLION IN THE FIRST QUARTER


    ISSAQUAH, Wash. (April 23, 1998) -- Western Wireless Corporation (NASDAQ:
WWCA), a leading provider of cellular and personal communications services
(PCS), announced today its financial and operating results for the first quarter ended March 31, 1998.

    "Western Wireless had an outstanding first quarter." said John Stanton, chairman and chief executive officer of Western Wireless. "We reached, in the first quarter, the important milestone of having positive EBITDA (operating income before depreciation and amortization) on a consolidated basis. This was possible because of the continued outstanding growth in cash flow of our cellular operations combined with the rapid growth in subscribers and revenues of the newer PCS markets, while continuing to focus on cost controls."

TOTAL COMPANY RESULTS

    At the end of the first quarter the company had 711,700 total wireless subscribers, a 77.8 percent increase over the first quarter of 1997. The company reported total revenues of $120.5 million for the quarter, up 68.4 percent over the same quarter a year ago. Consolidated EBITDA was $5.3 million. Net loss was $64.1 million, a basic loss of $0.85 per share for the quarter, compared to a loss of $55.2 million, a basic loss of $0.79 per share for the first quarter of 1997.

CELLULAR AND PCS SUMMARIES

    For the quarter ended March 31, 1998 ending cellular subscribers were 547,100, a 55.8 percent increase over the same quarter in 1997. Cellular net additions were 27,100 for the quarter. Cellular service revenues for the first quarter of 1998 increased 53.2 percent from the same quarter a year ago to $87.9 million. Cellular EBITDA for the quarter was $33.5 million, a 90.5 percent increase over the same quarter in 1997. Cellular capital expenditures were $10.2



                                     -More-
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Western Wireless Announces First Quarter 1998 Financial Results          Page 2

million for the quarter. Cellular free cash flow (EBITDA less capital expenditures) was $23.3 million for the first quarter.

    At the end of the first quarter 1998, Western Wireless had 164,600 VoiceStream PCS subscribers compared to 49,000 in the same quarter of 1997. VoiceStream PCS net additions were 36,000 for the quarter. PCS service revenues were $22.8 million for the quarter compared to $7.3 million for the first quarter of 1997.

    Based in Issaquah, Wash., Western Wireless Corp. is a leading provider of wireless communications services in the western United States. It currently offers cellular service marketed under the Cellular One(R) name in 17 western states. Marketed under the VoiceStream(R) Wireless name, Western Wireless provides PCS service using the globally dominant GSM technology in seven U.S. metropolitan markets. In addition, Western Wireless owns PCS licenses for 96 markets obtained through the Federal Communications Commission's D- and E-block auctions. In conjunction with joint ventures Western Wireless provides VoiceStream(R) PCS service in two additional markets, and owns licenses for another 24 markets. As a result, Western Wireless' combined cellular and PCS licenses, along with its joint ventures, cover 59 percent of the land in the continental United States.

                                       ###



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Western Wireless Announces First Quarter 1998 Financial Results          Page 3


                          WESTERN WIRELESS CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                  (Dollars in thousands, except per share data)
                                   (Unaudited)

                                                                Three months ended March 31,
                                                              -------------------------------
                                                                     1998               1997
                                                              ------------       ------------
Revenues:
    Subscriber revenues                                       $     98,246       $     56,685
    Roamer revenues                                                 11,131              6,694
    Equipment sales and other revenues                              11,136              8,181
                                                              ------------       ------------
        Total revenues                                             120,513             71,560
                                                              ------------       ------------
Operating expenses:
    Cost of service                                                 23,009             20,237
    Cost of equipment sales                                         21,929             13,065
    General and administrative                                      38,439             24,703
    Sales and marketing                                             31,832             24,525
    Depreciation and amortization                                   37,549             26,421
                                                              ------------       ------------
        Total operating expenses                                   152,758            108,951
                                                              ------------       ------------

Operating loss                                                     (32,245)           (37,391)
                                                              ------------       ------------
Other income (expense):
    Interest and financing expense                                 (31,188)           (17,360)
    Equity in net loss of unconsolidated affiliates                 (9,159)            (1,087)
    Other, net                                                       2,689                665
                                                              ------------       ------------
        Total other income (expense)                               (37,658)           (17,782)
                                                              ------------       ------------

Minority interest in net loss of consolidated subsidiary             5,753
                                                              ------------
        Net loss                                              $    (64,150)      $    (55,173)
                                                              ============       ============
Basic loss per common share                                   $      (0.85)      $      (0.79)
                                                              ============       ============
Weighted average common shares used in computing
     basic loss per common share                                75,776,000         69,934,000
                                                              ============       ============

Western Wireless Announces First Quarter 1998 Financial Results          Page 4



                          WESTERN WIRELESS CORPORATION
                  SUPPLEMENTARY FINANCIAL AND OPERATIONAL DATA
                             (Dollars in thousands)
                                   (Unaudited)

        (Note: The following Table sets forth certain selected financial and operating data of the company for the three months ended
                           March 31, 1998 and 1997.)

                                                       Three Months Ended March 31,
                                            --------------------------------------------------
                                                      1998                       1997
                                            ----------------------      ---------------------
                                             Cellular       PCS          Cellular       PCS
                                            --------     ---------      --------     --------
Revenues:
  Subscriber revenues                       $ 76,103     $  22,143      $ 49,382     $  7,303
  Roamer revenues                             10,487           644         6,694
  Equipment sales                              2,753         7,096         2,905        3,999
  Other revenues                               1,287                       1,277
                                            --------     ---------      --------     --------
       Total revenues                         90,630        29,883        60,258       11,302
                                            --------     ---------      --------     --------
Operating expenses:
  Cost of service                             11,887        11,122        11,066        9,171
  Cost of equipment sales                      7,452        14,477         5,943        7,122
  General and administrative                  20,262        18,177        13,587       11,116
  Sales and marketing                         17,491        14,341        12,055       12,470
  Depreciation and amortization               17,550        19,999        15,924       10,497
                                            --------     ---------      --------     --------
               Total operating expenses       74,642        78,116        58,575       50,376
                                            --------     ---------      --------     --------
Operating income (loss)                     $ 15,988     $ (48,233)     $  1,683     $(39,074)
                                            ========     =========      ========     ========
EBITDA                                      $ 33,538     $ (28,234)     $ 17,607     $(28,577)
                                            ========     =========      ========     ========
Ending subscribers                           547,100       164,600       351,200       49,000
                                            ========     =========      ========     ========

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                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                            WESTERN WIRELESS CORPORATION



     April 23, 1998                           By /s/ Alan R. Bender
------------------------                      -------------------
        Date                                       Alan R. Bender
                                                   Senior Vice President and
                                                   General Counsel